UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2024

Carlyle Secured Lending, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00995	80-0789789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, Suite 3400
New York,	New York	10017
(Address of Principal Executive Offices)		(Zip Code)
(212) 813-4900
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CGBD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders.
On June 6, 2024, Carlyle Secured Lending, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The following proposals were voted on at the Annual Meeting: (1) the election of each of (a) Nigel D.T. Andrews, Mark Jenkins and Justin V. Plouffe, as a Class II director of the Company, each to serve for a three-year term, in each case until their successor is duly elected and qualified or until their earlier death, resignation or removal, and (2) the ratification of the selection of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
At the Annual Meeting, holders of the outstanding shares of the Company’s common stock and the outstanding shares of the Company’s convertible preferred stock, series A (“preferred stock”), voting together as a single class, voted upon the proposals to elect Messrs. Andrews and Plouffe, and to ratify the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Holders of the outstanding shares of the Company’s preferred stock, voting separately as a single class, voted upon the proposal to elect Mr. Jenkins.
As of April 3, 2024, the record date for the Annual Meeting, there were 50,794,941 shares of common stock of the Company and 2,000,000 shares of preferred stock of the Company outstanding and entitled to vote. 36,822,995 shares of the common stock of the Company and 2,000,000 shares of the preferred stock of the Company were present or represented at the Annual Meeting, constituting a quorum.
The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Each proposal was approved by the requisite vote.
Proposal 1(a). The election of Nigel D.T. Andrews, Mark Jenkins and Justin V. Plouffe, each to serve as a Class II director for a three-year term, in each case until their successor is duly elected and qualified or their earlier death, resignation or removal:

Nominees	For	Withhold	Broker Non-Votes
Mark Jenkins**	2,000,000	—	—
Nigel D.T. Andrews*	11,732,998	8,820,283	18,269,714
Justin V. Plouffe*	19,984,401	568,880	18,269,714
*Elected by holders of the Company's common stock and the Company's preferred stock, voting together as a single class.
**Elected by holders of the Company's preferred stock, voting separately as a single class.
Proposal 2. The ratification of the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (holders of the Company's common stock and the Company's preferred stock, voting together as a single class):

For	Against	Abstain	Broker Non-Votes
38,276,093	313,086	233,816	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLYLE SECURED LENDING, INC.
(Registrant)

Dated: June 10, 2024	By:	/s/ Joshua Lefkowitz
Joshua Lefkowitz
Secretary